UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2017

VALUESETTERS INC.

(Exact name of registrant as specified in its charter)

Utah	000-55036	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

745 Atlantic Avenue

Boston, MA 02111

 (Address of principal executive offices)

(339) 368-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 31, 2017 ValueSetters, Inc. (the “Company”) renegotiated various terms in the Amended Loan and Security Agreement dated July 25, 2014 (“the Loan”) with its secured lender, Vaxstar LLC (“Vaxstar”), as follows:

·	The maturity date changed from June 30, 2017 to October 31, 2020.
·	The interest rate decreased from 8% to 1.25% per annum.
·	The default interest rate decreased from 15% to 8% per annum.

The amount of the Loan was lowered to $1,000,000 from $1,220,991.23 by issuing to Vaxstar 44,198,246 shares of common stock of the Company, valued at $0.005 per share, in full payment of $220,991.23 of debt and accrued interest payable. All other terms and provisions of the Loan remain unchanged.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 3.02.

The aforementioned securities were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of our securities pursuant to Section 4(2) of the Act on the basis that their issuance did not involve a public offering. No underwriting fees or commissions were paid by us in connection with the issuance of common stock and retirement of the debt.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
4.1	Letter Agreement dated October 31, 2017 to amend the Amended Loan and Security Agreement dated July 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUESETTERS INC.

Date November 3, 2017	By:	/s/ Cecilia Lenk
Cecilia Lenk
Title: Chief Executive Officer